KIMCO REALTY

KIMCO REALTY CORPORATION
500 NORTH BROADWAY, SUITE 201
JERICHO, NY 11753

AUTHORIZE YOUR PROXY BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 2, 2021 for shares held directly and 11:59 P.M. Eastern Time on July 29, 2021 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KIM2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 2, 2021 for shares held directly and 11:59 P.M. Eastern Time on July 29, 2021 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56937-S26781 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

KIMCO REALTY CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1 -	THE BOARD OF DIRECTORS RECOMMENDS: A VOTE **FOR** THE PROPOSAL TO APPROVE THE MERGER OF WEINGARTEN REALTY INVESTORS, A TEXAS REAL ESTATE INVESTMENT TRUST ("WRI"), WITH AND INTO KIMCO REALTY CORPORATION, A MARYLAND CORPORATION ("KIMCO"), WITH KIMCO CONTINUING AS THE SURVIVING CORPORATION IN THE MERGER, ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 15, 2021, BY AND BETWEEN WRI AND KIMCO (THE "MERGER PROPOSAL").	☐	☐	☐
2 -	THE BOARD OF DIRECTORS RECOMMENDS: A VOTE **FOR** THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE KIMCO SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSAL IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF SUCH ADJOURNMENT TO APPROVE THE MERGER PROPOSAL (THE "ADJOURNMENT PROPOSAL").	☐	☐	☐
3 -	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF IN THE DISCRETION OF THE PROXY HOLDER.			

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give full title as such. Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

D56938-S26781

KIMCO REALTY CORPORATION
PROXY
This Proxy is Solicited on Behalf of the Board of Directors of Kimco Realty Corporation

The undersigned stockholder of Kimco Realty Corporation, a Maryland corporation (the "Company"), hereby appoints Milton Cooper and Bruce Rubenstein, or either of them, as Proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent the undersigned with all powers possessed by the undersigned if personally present at the meeting, and cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the close of business on June 21, 2021, at the Special Meeting of Stockholders to be held on August 3, 2021, at 10:00 a.m., Eastern Time, or any postponement(s) or adjournment(s) thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference into this Proxy, and revokes any Proxy heretofore given with respect to such meeting.

The undersigned also provides directions to T. Rowe Price Trust Company, Trustee, to vote shares of common stock of the Company, allocated to accounts of the undersigned under The Kimco Realty Corporation 401(k) Plan and that are entitled to be voted at the aforesaid Special Meeting or any postponement(s) or adjournment(s) thereof, as specified on the reverse side of this proxy card.

The Board of Directors of the Company recommends that stockholders vote FOR the Merger Proposal and FOR the Adjournment Proposal.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed, but no direction is made, this Proxy will be voted FOR the Merger Proposal and the Adjournment Proposal. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Continued and to be signed on reverse side